                                                                   Exhibit 5(a)

                                     FORM OF
                              MANAGEMENT AGREEMENT

                                     BETWEEN

                           SAGE LIFE INVESTMENT TRUST

                                       AND

                               SAGE ADVISORS, INC.


         THIS MANAGEMENT AGREEMENT ("Agreement") is made this ____ day of ____________, 199_ by and between Sage Life Investment Trust, a business trust organized and existing under the laws of the state of Delaware (the "Trust"), and Sage Advisors, Inc. (the "Manager"), a corporation organized and existing under the laws of the state of Delaware.

                                    RECITALS

1. The Trust is a series-type, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of investment portfolios (each a "Fund" and together the "Funds"), each Fund having its own investment objective and policies;

2. The Trust issues a separate series of shares of beneficial interest for each Fund, which shares represent fractional undivided interests in the Fund;

3. The Manager is engaged principally in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

4. The Trust desires to retain the Manager to provide or to arrange for the provision of overall management of the Trust and each Fund, including, but not limited to, investment advisory, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services, in the manner and on the terms and conditions set forth in this Agreement;

5. The Manager is willing to provide or to arrange for the provision of, investment advisory, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services to the Trust and each Fund on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:

G:\shared\clients\sage\agreemen\mgmt.doc
                                                        65



                                    ARTICLE I
                              Duties of the Manager

         The Trust hereby engages the Manager to act as the Trust's general manager to provide or to arrange for the provision of, directly or through third parties, investment advisory, custody, transfer agency, dividend disbursing, legal, accounting, and administrative services to each Fund of the Trust as set forth on Schedule A hereto and to any additional investment portfolios that the Trust may establish in the future; and to provide or to arrange to provide the above services subject to the supervision of the board of trustees of the Trust (the "Board"), for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such engagement and agrees during such period, at its own expense (with the exception of independent accounting services, and independent legal counsel for the disinterested trustees of the Board if such counsel is engaged, such services to be paid for by the Trust), to provide or to arrange to provide, such investment advisory and general management services, and to assume the obligations set forth in this Agreement for the compensation provided for herein. Subject to the provisions of the 1940 Act and the Advisers Act, the Manager may retain any affiliated or unaffiliated parties including, but not limited to, investment adviser(s) and/or investment sub-adviser(s), custodian(s), transfer agent(s), dividend-disbursing agent(s), attorney(s), and accountant(s) to perform any or all of the services set forth in this Agreement.

         The Manager, its affiliates and any investment adviser(s), sub-adviser(s), custodian(s), transfer agent(s), dividend-disbursing agent(s), attorney(s), accountant(s), or other parties performing services for the Manager shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or a Fund in any way or otherwise be deemed agents of the Trust or a Fund.

         The Manager shall, for purposes of this Agreement, have and exercise full investment discretion and authority to act as agent for the Trust in buying, selling or otherwise disposing of or managing the Trust's investments, directly or through sub-advisers, subject to supervision by the Board.

         The Manager and any other party performing services covered by this Agreement (each such party is hereafter referred to as a "Service Provider") shall be subject to: (1) the restrictions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time; (2) the provisions of the 1940 Act and the Advisers Act; (3) the statements relating to the Funds' investment objectives, investment policies and investment restrictions as set forth in the currently effective (and as amended from time to time) registration statement of the Trust (the "registration statement") under the Securities Act of 1933, as amended (the "1933 Act"); (4) appropriate state insurance laws; and (5) any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

         (a) Investment Advisory Services. The Manager shall provide the Trust directly or through sub-advisers with such investment research, advice and supervision as the Trust may from time to time consider necessary for the proper management of the assets of each Fund, shall furnish continuously an investment program for each Fund, shall determine from time to time which securities or other investments shall be purchased, sold or exchanged and what portions of each Fund shall be held in the various securities or other investments or cash, and shall take such steps as are necessary to implement an overall investment plan for each Fund, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of securities, cash or other investments.

         The Trust has furnished or will furnish the Manager (who is authorized to furnish any Service Provider) with copies of the Trust's registration statement, Declaration of Trust, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Manager with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Manager and any Service Providers will be entitled to rely on all documents furnished by the Trust.

         The Manager represents that in performing investment advisory services for each Fund, the Manager shall make every effort to ensure that: (1) each Fund shall comply with Section 817(h) of the Code and the regulations issued thereunder, specifically Regulation Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, and life insurance contracts, and any amendments or other modifications to such Section or regulations; (2) each Fund continuously qualifies as a regulated investment company under Subchapter M of the Code or any successor provision; and (3) any and all applicable state insurance law restrictions on investments that operate to limit or restrict the investments that a Fund may otherwise make are complied with as well as any changes thereto. Except as instructed by the Board, the Manager shall also make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action, and any other rights pertaining to the Trust's securities shall be exercised. If the Board at any time makes any determination as to investment policy and notifies the Manager of such determination, the Manager shall be bound by such determination for the period, if any, specified in the notice or until similarly notified that such determination has been revoked.

         The Manager shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies of such Fund, and in particular, to place all orders for the purchase or sale of portfolio investments for the account of each Fund with brokers, dealers, futures commission merchants or banks selected by the Manager. The Manager also is authorized as the agent of the Trust to give instructions to any Service Provider serving as custodian of the Trust as to deliveries of securities and payments of cash for the account of each Fund. In selecting brokers or dealers and placing purchase and sale orders with respect to assets of the Funds, the Manager is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the current registration statement. Subject to this requirement and the provisions of the Act, the Advisers Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and other applicable provisions of law, the Manager may select brokers or dealers that are affiliated with the Manager or the Trust.

         In addition to seeking the best execution and price, the Manager may also take into consideration brokerage, research and statistical information, wire, quotation and other services provided by brokers and dealers to the Manager. The Manager is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the currently effective registration statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Manager will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Manager in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

         As part of carrying out its obligations to manage the investment and reinvestment of the assets of each Fund consistent with the requirements under the 1940 Act, the Manager shall:

                  (1) Perform research and obtain and analyze pertinent economic, statistical, and financial data relevant to the investment policies of each Fund as set forth in the Trust's registration statement;

                  (2) Consult with the Board and furnish to the Board recommendations with respect to an overall investment strategy for each Fund for approval, modification, or rejection by the Board;

                  (3) Seek out and implement specific investment opportunities, consistent with any investment strategies approved by the Board;

                  (4) Take such steps as are necessary to implement any overall investment strategies approved by the Board for each Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

                  (5) Regularly report to the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Fund including furnishing, within 60 days after the end of each calendar quarter, a statement of investment performance for the period since the last report and a schedule of investments and other assets of each Fund as of the end of the quarter;

                  (6) Maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition of investments for each Fund and the Trust;

                  (7) Furnish any personnel, office space, equipment and other facilities necessary for the operation of each Fund as contemplated in this Agreement;

                  (8) Provide the Trust with such accounting or other data concerning the Trust's investment activities as shall be necessary or required to prepare and to file all periodic financial reports or other documents required to be filed with the Securities and Exchange Commission and any other regulatory entity;

                  (9) Assist in determining each business day the net asset value of the shares of each Fund in accordance with applicable law; and

                  (10)     Enter  into  any  written   investment   advisory  or
                           investment sub-advisory contract with another affiliated or unaffiliated party, subject to any approvals required by Section 15 of the 1940 Act, pursuant to which such party will carry out some or all of the Manager's responsibilities (as specified in such investment advisory or investment sub-advisory contract) listed above.

         (b) General Management Services. The Manager shall provide or arrange to provide all custody, transfer agency, dividend disbursing, legal, accounting, and administrative services necessary for the operation of the Trust, including, without limitation, the following services:

                  (1)      Custody services including, but not limited to:

                           (i) placing and maintaining each Fund's securities, cash or other investments pursuant to the requirements of Section 17(f) of the 1940 Act and the rules thereunder;

                           (ii) holding and physically segregating for the Trust's account, all of the Trust's assets, including securities that the Trust desires to be held in places within the United States ("domestic securities") or in places outside the United States ("foreign securities");

                           (iii) releasing and delivering domestic securities owned by the Trust only upon receipt of instructions from persons and by means authorized by the Board;

                           (iv) assuring that all domestic securities held are registered in the name of the Trust or in the name of any nominee of the Trust or of any nominee of the Manager or any Service Provider acting as custodian which nominee shall be assigned exclusively to the Trust, unless the Trust has provided written authorization to use a nominee not meeting the above requirement;

                           (v) maintaining a separate bank account(s) in the United States in the name of the Trust, and holding all cash received by it from or for the account of the Trust in such account;

                           (vi) collecting on a timely basis all income and other payments with respect to securities to which the Trust shall be entitled either by law or pursuant to custom in the securities business;

                           (vii)                     paying out monies of the
Trust upon receipt of instructions
                                            from persons and by means authorized
by the Board;

                           (viii) appointing or removing, in its discretion, any other entity qualified under the 1940 Act to act as a custodian, as its agent to carry out any custody duties;

                           (ix)                      employing, in the
discretion of the Manager or a Service
                                            Provider employed by the Manager,
other parties as sub-custodians for
                                            the Trust's domestic securities or
foreign securities.  With respect
                                            to the Trust's foreign securities,
such employment shall be effected
                                            and such foreign securities shall
be maintained in accordance with
                                            the provisions of Rule 17f-5 under
the 1940 Act, as such provisions
                                            may be amended from time to time,
provided that the Manager or a
                                            Service Provider employed by the
Manager shall furnish annually to
                                            the Trust, information concerning
 the Service Provider or
                                            sub-custodians employed by the
Manager or other Service Provider;

         (x) creating and maintaining all records relating to its activities and obligations under any contract relating to the Trust or a Fund thereof in accordance with the provisions of Section 31 of the 1940 Act and Rules 31a-1 and 31a-2 under the 1940 Act. Such records shall be the property of the Trust and shall at all times during the regular business hours of the Manager (or separate Service
                Provider acting as custodian) be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission; and
  (xi) performing or arranging for the performance of any other usual duties and functions of a custodian for a registered investment company;
        (2)      Transfer agency services, including, but not limited to:

                           (i) receiving for acceptance, orders for the purchase of Trust shares, and
                                            promptly   delivering   payment  and
                                            appropriate documentation thereof to
                                            any  Service   Provider   acting  as
                                            custodian;

                           (ii) issuing, pursuant to purchase orders, the appropriate number of the Trust's shares and holding such shares in the appropriate account;

                           (iii) receiving for acceptance redemption requests and redemption directions and delivering the appropriate documentation to any Service Provider acting as custodian;

 (iv)          effecting transfers of Trust shares by the registered owners thereof upon receipt of appropriate instructions;
 (v)                       preparing and transmitting payments for dividends and
                                          distributions declared by the Trust;

 (vi)                      maintaining records of accounts for shareholders and
                 advising the Trust and its shareholders as to the foregoing;

                           (vii) handling shareholder relations, and providing reports and other information and services related to the maintenance of shareholder accounts;

                           (viii) recording the issuance of shares of the Trust and maintaining pursuant to Rule 17Ad-10(e) under the 1934 Act a record of the total number of shares of the Trust that are authorized, based upon data provided by the Trust, and issued and outstanding; and

                           (ix) performing or arranging for the performance of any other customary services of a transfer agent or dividend-disbursing agent for a registered investment company;

                  (3) The calculation of the net asset value of each Fund and the net asset value per share of each class of shares at such times and in such manner as specified in the Trust's current registration statement and at such other times upon which the parties hereto may from time to time agree; and

                  (4) The creation and maintenance of such records relating to the business of the Trust as the Trust may from time to time reasonably request.

         The Manager may contract with qualified Service Providers for the provision of any of the services necessary for the operation of the Trust as described in this Section (b). Where the Manager engages separate Service Providers, the Manager shall also, on behalf of the Trust, coordinate the activities of such Service Providers, as well as other agents, attorneys, brokers and dealers, insurers, sub-advisers and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall make reports to the Board of its performance hereunder and shall furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust as the Board or the Manager shall consider desirable.

                                   ARTICLE II
                       Allocation of Charges and Expenses

         (a) The Manager. The Manager assumes the expense of and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide the office space, equipment and facilities that it is obligated to provide under this Agreement, and shall pay all compensation of officers of the Trust and all trustees of the Trust who are affiliated persons of the Manager, except as otherwise specified in this Agreement.

         Except for those  expenses  assumed by the Trust as provided in section
(b) below, the Manager shall bear all of the Trust's expenses including, but not limited to: custodian fees; transfer agent fees; pricing costs (including the daily calculation of net asset value); accounting fees; legal fees (except extraordinary litigation expenses); expenses of shareholders' and/or trustees' meetings; bookkeeping expenses related to shareholder accounts; insurance charges; cost of printing and mailing shareholder reports and proxy statements; costs of printing and mailing registration statements and updated prospectuses to current shareholders; and the fees of any trade association of which the Trust is a member.

         The Manager agrees that neither it nor any Service Provider will make any separate charge to any shareholder or his individual account for any services rendered to said shareholder or the Trust unless such charge for special services is specifically approved by the Board including a majority of the trustees who are not "interested persons" (as such term is defined in the 1940 Act) of the Manager (the "disinterested trustees"). No special charge will be levied retroactively or without appropriate notice to affected shareholders.

         (b) The Trust. The Trust assumes and shall pay or cause to be paid the following expenses of the Trust, including, without limitation: compensation of the Manager; fees and expenses of disinterested trustees (including any independent counsel thereto); brokerage commissions, dealer markups and other expenses incurred in the acquisition or disposition of any securities or other investments; costs, including the interest expense, of borrowing money; fees and expenses for independent audits and auditors; taxes; and extraordinary expenses (including extraordinary litigation expenses and extraordinary consulting expenses) as approved by a majority of the disinterested trustees.

                                   ARTICLE III
                           Compensation of the Manager

         For the services rendered, the facilities furnished and expenses assumed by the Manager, the Trust shall pay to the Manager a unitary fee calculated as a percentage of the average value of the net assets each day for each Fund during that month at the annual rates as set forth in Schedule A hereto and payable monthly on the first business day of each month.

         The Manager's fee shall be accrued daily at 1/365th of the applicable annual rate set forth in Schedule A. For the purpose of accruing compensation, the net assets of each Fund shall be determined in the manner and on the dates set forth in the Declaration of Trust or the current registration statement of the Trust and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

         In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within fifteen business days of the date of termination.

         During any period when the determination of net asset value is suspended, the net asset value of a Fund as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
                     Limitation of Liability of the Manager

         The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust, except for (i) willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder, and (ii) to the extent specified in section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation.

                                    ARTICLE V
                            Activities of the Manager

         The services of the Manager are not deemed to be exclusive, and the Manager is free to render services to others, so long as the Manager's services under this Agreement are not impaired. It is understood that trustees, officers, employees and shareholders of the Trust are or may become interested persons of the Manager, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of the Manager are or may become similarly interested persons of the Trust, and that the Manager may become interested in the Trust as a shareholder or otherwise.

         It is agreed that the Manager may use any supplemental investment research obtained for the benefit of the Trust in providing investment advice to its other investment advisory accounts. The Manager or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Manager or other entities advised by the Manager will be considered by and may be useful to the Manager in carrying out its obligations to the Trust.

         Securities or other investments held by a Fund of the Trust may also be held by separate investment accounts or other mutual funds for which the Manager may act as an investment adviser or by the Manager or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Manager or its affiliates for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for a Fund or other entities for which the Manager or its affiliates act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Trust agrees that the Manager may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Trust recognizes that there may be an adverse effect on price.

         It is agreed that, on occasions when the Manager deems the purchase or sale of a security to be in the best interest of a Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws or regulations, but will not be obligated to, aggregate the securities to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions or prices. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in accordance with any written procedures maintained by the Manager or, if there are no such written procedures, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Trust and to such other accounts or companies. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Fund.

                                   ARTICLE VI
                                Books and Records

         The Manager hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 and Rule 2a-7 under the 1940 Act, all records relating to the Trust's investments that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 and Rule 2a-7 of the 1940 Act.

         The Manager agrees that all books and records which it or any other Service Provider maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such books, records or information upon the Trust's request. All such books and records shall be made available, within five business days of a written request, to the Trust's accountants or auditors during regular business hours at the Manager's offices. The Trust or its authorized representative shall have the right to copy any records in the possession of the Manager or a Service Provider that pertain to the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to the Trust free from any claim or assertion of rights by the Manager.

         The Manager further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

                                   ARTICLE VII
                   Duration and Termination of this Agreement

         This Agreement shall not become effective unless and until it is approved by the Board, including a majority of trustees who are not parties to this Agreement or interested persons of any such party, and by the vote of a majority of the outstanding voting shares of each Fund of the Trust. This Agreement shall come into full force and effect on the date which it is so approved, provided that it shall not become effective as to any subsequently created investment portfolio until it has been approved by the Board, and by the vote of a majority of the outstanding voting shares of such Fund, specifically for such portfolio. As to each Fund of the Trust, the Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for each Fund at least annually by (i) the Board, or by the vote of a majority of the outstanding votes attributable to the shares of the class representing an interest in the Fund; and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated at any time as to any Fund or to all Funds, without the payment of any penalty, by the Board, or by vote of a majority of the outstanding votes attributable to the shares of the applicable Fund, or by the Manager, on 60 days written notice to the other party. If this Agreement is terminated only with respect to one or more, but less than all, of the Funds, or if a different adviser is appointed with respect to a new portfolio, the Agreement shall remain in effect with respect to the remaining Funds. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VIII
                          Amendments of this Agreement

         This Agreement may be amended as to a Fund by the parties only if such amendment is specifically approved by (i) the vote of a majority of outstanding votes attributable to the shares of the Fund, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                   ARTICLE IX
                          Definitions of Certain Terms

         The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding votes" attributable to the shares of a Fund means the lesser of (a) 67% or more of the votes attributable to such Fund present at a meeting if the holders of more than 50% of such votes are present or represented by proxy, or (b) more than 50% of the votes attributable to shares of the Fund.

                                    ARTICLE X
                                  Governing Law

         This Agreement shall be construed in accordance with laws of the State of Delaware, without giving effect to conflicts of law provisions thereof, and applicable provisions of the 1940 Act, the Advisers Act, and the 1934 Act.

                                   ARTICLE XI
                                  Severability

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                                   ARTICLE XII
                             Limitation of Liability

         The Agreement and Declaration of Trust, dated January 9, 1998, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of State of Delaware, provides that the same name Sage Life Investment Trust means the Trustees from time to time serving (as Trustees but not personally) under said Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and such authorization by such Trustees shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                           SAGE LIFE INVESTMENT TRUST


                                            By:      _______________________

                                            Title:   _______________________

ATTEST:


--------------------


                                            SAGE ADVISORS, INC.


                                            By:      _______________________

                                            Title:   _______________________

ATTEST:


---------------------

                                   SCHEDULE A
                                     TO THE
                              MANAGEMENT AGREEMENT
                                     BETWEEN
                           SAGE LIFE INVESTMENT TRUST
                                       AND
                               SAGE ADVISORS, INC.

Funds Subject to this Agreement                               Annual Unitary Fee

EAFE Equity Index Fund                                             0.90%
Russell 2000 Equity Index Fund                                     0.75%
S&P 500 Equity Index Fund                                          0.55%
Money Market Fund                                                  0.65%

G:\shared\clients\sage\agreemen\statesub.doc
                           DOCUMENT INFORMATION SHEET


FILENAME AND PATH:                          H:\CS\CL14252\M004\NLSMNGMT.AG5

DESCRIPTION OF DOCUMENT: Sage Life Investment Trust and Sage Advisors, Inc.,
                                                     Management Agreement

REVISION HISTORY:
August 11, 1998 (2:51pm)                    OPERATOR: Avillalba
June 19, 1998 (11:15am)                     OPERATOR:  jaf
June 9, 1998 (8:46am)                       OPERATOR:  jaf
June 2, 1998 (12:15pm)                      OPERATOR:  Linda C.
May 27, 1998 (8:18pm)                       OPERATOR:  barbara

May 22, 1998 (11:19am)                      OPERATOR:  jaf
May 22, 1998 (10:50am)                      OPERATOR:  jaf

INSTRUCTIONS FOR DOCUMENT:

TIME NEEDED:

ATTORNEY'S NAME:                    NLS

EXTENSION:                                  0165